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                                                                EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report, dated February 14, 1996, on the consolidated financial statements and schedule of Paxar Corporation included in this Form 10-K, into the Company's previously filed registration statements.

ARTHUR ANDERSEN LLP

Stamford, Connecticut
March 27, 1996